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                                                Exhibit 99.1



                                                 Pamela M. Murphy
                                                 CYTOGEN Corporation
                                                 609-987-8221



                             For Immediate Release



PRINCETON, N.J., October 23, 1995 -- CYTOGEN Corporation (NASDAQ: CYTO) announced today that it had completed its acquisition of Cellcor by merging Cellcor into a wholly-owned subsidiary of CYTOGEN pursuant to the terms of its merger agreement with Cellcor.

CYTOGEN is a biopharmaceutical company engaged in the marketing and development of products for the targeted delivery of diagnostic and therapeutic substances directly to sites of disease. CYTOGEN uses its patented and proprietary technologies to develop specific cancer diagnostic imaging and therapeutic products.

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